SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  August 21, 1999


                         NATIONAL PENN BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


            Pennsylvania              000-10957           23-2215075
     (State or other jurisdiction    (Commission     (I.R.S. Employer
          of incorporation)          File Number)       Ident. No.)


     Philadelphia and Reading Avenues, Boyertown, PA         19512
        (Address of principal executive office)            (Zip Code)


Registrant's telephone number, including area code  (610) 367-6001


                                       N/A
          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

         On August 21, 1999, National Penn Bancshares, Inc. (the "Registrant") and National Penn Bank, a national banking association and a wholly-owned subsidiary of the Registrant (the "Bank"), as Rights Agent, executed an Amendment to Rights Agreement dated as of August 21, 1999 (the "Amendment"). The Amendment amends the Rights Agreement dated as of August 23, 1989 (the "Rights Agreement") between the Registrant and the Bank, among other things, to extend the term of the Rights (as defined in the Rights Agreement) to August 22, 2009.

         The provisions of the Rights Agreement, as amended by the Amendment, are subject to further amendment by the Registrant and the Bank, without limitation, at any time prior to the Distribution Date (as defined in the Rights Agreement).

         A copy of the Amendment (including as Exhibit "A" thereto, the Rights Agreement) is filed herein as Exhibit 4.1. The above description is qualified in its entirety by reference to the text of the Amendment and the Rights Agreement.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits.

         4.1 Amendment to Rights Agreement dated as of August 21, 1999, between National Penn Bancshares, Inc. and National Penn Bank, as Rights Agent (including as Exhibit "A" thereto, the Rights Agreement dated as of August 23, 1989, between National Penn Bancshares, Inc. and National Bank of Boyertown, as Rights Agent).


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NATIONAL PENN BANCSHARES, INC.


                                    By /s/ Lawrence T. Jilk, Jr.
                                       Lawrence T. Jilk, Jr.
                                       Chairman


Dated:  August 21, 1999

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                                  EXHIBIT INDEX


Exhibit Number                                       Description

         4.1 Amendment to Rights Agreement dated as of August 21, 1999, between National Penn Bancshares, Inc. and National Penn Bank, as Rights Agent (including as Exhibit "A" thereto, the Rights Agreement dated as of August 23, 1989, between National Penn Bancshares, Inc. and National Bank of Boyertown, as Rights Agent).

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